Exhibit 99.4
SUPPLEMENT TO
CONSENT SOLICITATION STATEMENT
BEARINGPOINT, INC.
Solicitation of Consents to Amendments to the Indenture and Waiver of Defaults and Rescission
in Respect of its
$250,000,000 principal amount of 2.50% Series A Convertible Subordinated Debentures
Due December 15, 2024 (CUSIP No. 074002AA4)
$200,000,000 principal amount of 2.75% Series B Convertible Subordinated Debenture
Due December 15, 2024 (CUSIP No. 074002AB2)

THE SOLICITATION HAS BEEN EXTENDED AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 6, 2006 (SUCH DATE AND TIME, AS WE MAY EXTEND IT FROM TIME TO TIME, THE “EXPIRATION DATE”). IF THE REQUIRED CONSENTS (AS DEFINED BELOW) HAVE NOT BEEN RECEIVED BY THE EXPIRATION DATE, THE COMPANY MAY, IN ITS SOLE DISCRETION, TERMINATE THE SOLICITATION OR EXTEND THE SOLICITATION WITH RESPECT TO ONE OR MORE SERIES OF DEBENTURES FOR A SPECIFIED PERIOD. CONSENTS MAY BE REVOKED PRIOR TO THE TIME AND DATE ON WHICH THE SUPPLEMENTAL INDENTURE BECOMES EFFECTIVE ON THE TERMS AND CONDITIONS SET OUT IN THE STATEMENT, AS AMENDED.
     This supplement, dated as of November 3, 2006 (this “Supplement”), relates to the Consent Solicitation Statement dated October 18, 2006 (the “Statement”) of BearingPoint, Inc. (the “Company”), and the solicitation on the terms and conditions set forth in the Statement (the “Solicitation”) of consents (the “Consents”) of Holders of record as of 5:00 p.m., New York City time, on October 17, 2006, of each of the Company’s (i) 2.50% Series A Convertible Subordinated Debentures due 2024 (the “Series A Debentures”) governed by the Indenture dated as of December 22, 2004 (the “Series A & B Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), and (ii) 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures” and together with the Series A Debentures, the “Debentures”) governed by the Series A & B Indenture to a waiver of Sections 5.02 and 5.03 of the Series A & B Indenture (the “Proposed Waiver”) set forth in the accompanying Consent Form, to the rescission of any and all accelerations related thereto under Section 7.02 of the Series A & B Indenture described in the Statement and to amendments to the Series A & B Indenture (the “Proposed Amendments”) set forth in the supplemental indenture to the Series A & B Indenture (the “Supplemental Indenture”) described herein. Terms used in this Supplement that are not otherwise defined herein have the meanings set forth in the Statement or, if not defined in the Statement, in the Series A & B Indenture.
     This Supplement sets forth Proposed Amendments with respect to the Series A & B Indenture and the Debentures, which Proposed Amendments will replace the Proposed Amendments in their entirety described in the Statement. The Supplemental Indenture, if it is executed following receipt of the Requisite Consents for the Debentures, will provide for the Proposed Amendments described herein.
Citigroup
November 3, 2006

     In the Solicitation, as amended hereby, the Company is no longer offering to pay any consent fee. In lieu of paying any consent fee, the interest rate payable on the Series A Debentures will be increased, with effect from the date of the Supplemental Indenture, from 2.50% per annum to 3.10% per annum (inclusive of any liquidated damages relating to the failure of the Company to file a registration statement for the Series A Debentures) until December 23, 2011 and the interest rate payable on the Series B Debentures will be increased, with effect from the date of the Supplemental Indenture, from 2.75% per annum to 4.10% per annum (inclusive of any liquidated damages relating to the failure of the Company to file a registration statement for the Series B Debentures) until December 23, 2014. In addition, the number of additional shares that will be issuable upon conversion of the Debentures upon certain change of control events will be modified as described herein.
     The effectiveness of the Proposed Amendments is further conditioned upon the execution and filing of an appropriate stipulation of discontinuance with prejudice of the action currently pending in New York State Supreme Court entitled The Bank of New York v. BearingPoint, Inc., Index No. 600169/06.
     The Company has previously received the Requisite Consents with respect to its solicitation of its 5.00% Convertible Senior Subordinated Debentures due 2025 (CUSIP No. 074000AE0) (the “5% Debentures”). On November 2, 2006, the Company entered into a supplemental indenture with the Trustee, which amends the indenture governing the 5% Debentures in accordance with Statement sent on October 18, 2006.
     This Supplement does not relate to the Solicitation of Consents of Holders of securities of any series other than the Series A Debentures and Series B Debentures.
THE PROPOSED AMENDMENTS
Proposed Amendment
     Section 10.02 of the Series A & B Indenture provides that the Company and the Trustee may enter into a supplemental indenture amending provisions of the Series A & B Indenture with the consent of Holders of a majority in principal amount of the outstanding Debentures of each series. The Company is soliciting Consents from Holders in accordance with this provision.
     Set forth below is a summary of the Proposed Amendments. This summary does not purport to be complete and is qualified in its entirety by reference to the form of the Supplemental Indenture, which is available upon request from the Information Agent, for the full and complete terms of the Proposed Amendments. Any capitalized terms which are used in the following summary of the Proposed Amendments have the meanings assigned thereto in the Series A & B Indenture.
     Certain Definitions: The following defined term would be added to the Series A & B Indenture:
     “‘First Supplemental Indenture’ means the Supplemental Indenture, dated as of ______ ___, 2006, by and between the Company and the Trustee, which supplements this Indenture.”
     Payment of Securities: The following sentence would be inserted at the end of Section 5.01 of the Series A & B Indenture and any corresponding provisions in the Debentures would be deemed to be so modified:
     “Commencing on the date of the First Supplemental Indenture, the rate of Interest payable by the Company in respect of the Series A Debentures, on each Interest Payment Date from December 15, 2006 until December 23, 2011, shall equal 3.10% per annum of the then outstanding principal amount of Series A Debentures, which rate of Interest shall be inclusive of the amount of Liquidated Damages, if any, applicable at any such time, and thereafter the rate of Interest shall equal 2.50% per annum of the then outstanding principal amount of Series A Debentures. Commencing on the date of the First Supplemental Indenture, the rate of Interest payable by the Company in respect of the Series B Debentures, on each Interest Payment Date from December 15, 2006 until December 23, 2014, shall equal 4.10% per annum of the then outstanding principal amount of Series B Debentures, which rate of Interest shall be inclusive of the amount of Liquidated Damages, if any, applicable at any such time, and thereafter the rate of Interest shall equal 2.75% per annum of the then outstanding principal amount of Series B Debentures.”
     Events of Default: The following sentence would be inserted at the end of Section 7.01 of the Series A & B Indenture:
     “Notwithstanding any of the foregoing, (i) the failure of the Company to comply with Section 5.02 of this Indenture or §314 of the TIA before 5:30 p.m., New York City time, on October 31, 2008 shall not constitute a default under clause (g) above and (ii) any event of default or other similar condition or event (however described) that results in the acceleration of maturity of any series of debt securities of the Company outstanding on the date of the First Supplemental Indenture which event of default or other similar condition or event resulted from the failure to comply with Section 5.02 of the Indenture (or substantially similar covenants under this or any other document) or §314 of the TIA before 5:30 p.m., New York City time, on October 31, 2008 shall not constitute a default under clause (h) above; provided, however, that any foregoing failure to comply with Section 5.02 of this Indenture or §314 of the TIA and any such event of default or other similar condition or event shall constitute a default, as of 5:30 p.m., New York City time, on October 31, 2008, if the Company shall not then have complied in all material respects with the provisions of Section 5.02.”

     Change of Control: Schedule A to the Series A & B Indenture would be deleted and the following would replace Schedule A:
     The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Series A Debentures:
SERIES A DEBENTURES

Effective	Stock Price
Price	$7.75	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00

December 15, 2004	33.79	33.79	25.60	18.39	13.88	10.90	8.83	7.39	6.30	5.46	4.83	0.00
December 15, 2005	33.79	33.79	24.40	17.14	12.68	9.79	7.83	6.47	5.47	4.71	4.15	0.00
December 15, 2006	33.79	33.79	22.73	15.39	11.02	8.26	6.44	5.23	4.35	3.70	3.24	0.00
December 15, 2007	33.79	33.79	21.11	13.72	9.41	6.83	5.21	4.10	3.35	2.84	2.45	0.00
December 15, 2008	33.79	33.79	19.53	12.09	7.90	5.54	4.14	3.24	2.63	2.21	1.93	0.00
December 15, 2009	33.79	32.28	16.99	9.55	5.73	3.73	2.62	1.99	1.59	1.37	1.19	0.00
December 15, 2010	33.79	29.89	13.00	5.42	2.34	1.49	1.11	0.90	0.76	0.67	0.59	0.00
December 23, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

     The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Series B Debentures:
SERIES B DEBENTURES

Effective	Stock Price
Price	$7.75	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00

December 15, 2004	33.79	33.79	33.79	26.31	21.30	17.82	15.30	13.38	11.90	10.72	9.75	0.00
December 15, 2005	33.79	33.79	32.98	25.30	20.39	17.00	14.55	12.72	11.30	10.17	9.25	0.00
December 15, 2006	33.79	33.79	31.41	23.79	18.99	15.72	13.38	11.64	10.33	9.27	8.41	0.00
December 15, 2007	33.79	33.79	29.16	21.64	16.93	13.83	11.65	10.06	8.88	7.94	7.18	0.00
December 15, 2008	33.79	33.79	27.25	19.76	15.24	12.27	10.25	8.80	7.70	6.86	6.21	0.00
December 15, 2009	33.79	33.79	25.74	18.32	13.93	11.10	9.22	7.90	6.93	6.18	5.59	0.00
December 15, 2010	33.79	33.79	22.77	15.38	11.16	8.62	7.00	5.89	5.11	4.52	4.09	0.00
December 15, 2011	33.79	33.79	20.79	13.43	9.45	7.17	5.80	4.88	4.24	3.79	3.43	0.00
December 15, 2012	33.79	32.29	16.79	9.42	5.86	4.08	3.10	2.54	2.19	1.95	1.77	0.00
December 15, 2013	33.79	30.13	12.61	5.29	2.83	1.89	1.37	1.14	0.97	0.82	0.68	0.00
December 23, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

CERTAIN UNITED STATES FEDERAL
INCOME TAX CONSIDERATIONS
*      *      *
     To ensure compliance with U.S. Treasury Department Circular 230, each Holder is hereby notified that: (a) any discussion of U.S. federal tax issues in this Statement is not intended or written to be used, and cannot be used, by such Holder for the purpose of avoiding penalties that may be imposed on such Holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in connection with the promotion or marketing (within the meaning of Circular 230) by the Company of the transaction or matters described herein, namely the Solicitation; and (c) each such Holder should seek advice based on its particular circumstances from an independent tax advisor.
*      *      *
     The following is a general discussion of certain material U.S. federal income tax considerations of the adoption of the Proposed Amendments described in this Supplement that may be relevant to a U.S. holder (as defined below). This discussion does not address state, local or foreign tax considerations nor does it consider all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of its individual investment circumstances or to a U.S. holder subject to special tax rules. For example, this discussion does not address tax considerations to a U.S. holder that is a financial institution, insurance company, real estate investment trust, regulated investment company, hybrid entities, partnership or other pass-through entity, tax-exempt organization, dealer in Debentures or currencies, trader in Debentures that elects to use the mark-to-market method of accounting for its Debentures, a U.S. holder that holds Debentures as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, a U.S. holder that has a functional currency other than the U.S. dollar, certain former citizen or resident of the United States, individual retirement or other tax-deferred account, a corporation that accumulates earnings to avoid U.S. federal income tax, or a person subject to the alternative minimum tax. Moreover, this discussion does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax considerations of the adoption of the Proposed Amendments. This discussion assumes that a U.S. holder has held its Debentures as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This discussion is based on the Internal Revenue Code and applicable Treasury regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect which may result in U.S. federal income tax consequences different from those described below.
     For purposes of this discussion, a “U.S. holder” is a beneficial owner of Debentures that, for U.S. federal income tax purposes, is an individual citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code; a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (i) a trust if a court within the United States can exercise primary supervision over its administration, and one or more U. S. persons have the authority to control all of the substantial decisions of that trust, or (ii) certain electing trusts that were in existence on August 20, 1996, and were treated as domestic trusts prior to that date. A “non-U.S. holder” is a beneficial owner of the Debentures that is an individual, corporation, estate or trust and is not a U.S. holder.
     If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Debentures, the tax treatment of a partner in such partnership will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Debentures are encouraged to consult their tax advisors.
     Holders are encouraged to consult their own tax advisors regarding the specific federal, state, local, and foreign income and other tax considerations to them in their particular situations of the adoption of the Proposed Amendments. To the extent the tax consequences discussed below differ from those described in the Statement, the discussion below supersedes that prior discussion.
Consenting U.S. Holders
     The U.S. federal income tax consequences to a consenting U.S. holder of the adoption of the Proposed Amendments will depend, in part, upon whether the adoption of the Proposed Amendments results in a “significant modification” and thus a deemed exchange (the “Deemed Exchange”) of the Debentures for “new Debentures” for U.S. federal income tax purposes. A modification of a debt instrument that is not a significant modification does not create a deemed exchange.
     Under applicable Treasury regulations, the modification of a debt instrument is a significant modification if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Although not free from doubt, we believe that it is likely that the adoption of the Proposed Amendments will result in a significant modification of the Debentures under the regulations, which would result in a Deemed Exchange. Under this treatment a U.S. holder will be treated as surrendering its “old” Debentures for “new” Debentures.
     The tax consequences of the Deemed Exchange will vary depending upon whether such exchange constitutes a tax-free recapitalization. The Deemed Exchange will likely constitute a tax-free recapitalization if both the “old” Debentures and the “new” Debentures are treated as “securities” for U.S. federal income tax purposes. An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities.” The IRS has publicly ruled, however, that debt instruments with a term of less than five years may be “securities” if issued in exchange for debt instruments that have the same maturity date and terms (other than interest rate), and which had an original term of greater than ten years. The “old” Debentures had an original term equal to or greater than ten years. Based on the foregoing authorities, we intend to take the position that the Deemed Exchange should constitute a tax-free recapitalization for U.S. federal income tax purposes.
     If the Deemed Exchange qualifies as a tax-free recapitalization, (i) a U.S. holder will not recognize any gain or loss on the Deemed Exchange (except to the extent of the portion, if any, of the “new” Debentures deemed received that is attributable to accrued but unpaid interest on the “old” Debentures not previously included in the U.S. holder’s income, which will be treated as interest income) and (ii) a U.S. holder’s tax basis in the “new” Debentures will equal such U.S. holder’s adjusted tax basis in the “old” Debentures immediately prior to the Deemed Exchange. In addition, the U.S. holder’s holding period for the “new” Debentures would include the period during which the “old” Debentures surrendered in the exchange therefor were held.
     Regardless of whether the Deemed Exchange qualifies as a recapitalization, depending on the issue price assigned to the “new” Debentures, the Deemed Exchange could result in the creation of OID with respect to the “new” Debentures that, subject to certain offsets, would be includable in the income of the U.S. holder (including a purchaser of “new” Debentures in the secondary markets) over the remaining term of the “new” Debentures in advance of the receipt of cash attributable to such income. U.S. holders should consult their own tax advisors regarding the inclusion of OID in light of their particular circumstances.
     All U.S. holders should consult their tax advisors regarding federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments.
Non-Consenting U.S. Holders
     A non-consenting U.S. holder of the Debentures should carefully read the disclosure to consenting U.S. holders set forth above. No assurance can be given that the positions we intend to take, as described above, will be accepted by the IRS or a court. Positions different than those we intend to take, as described above, could affect the character or timing of income recognized with respect to the Debentures for U.S. federal income tax purposes. All U.S. holders should consult their tax advisors regarding the tax consequences of the adoption of the Proposed Amendments.
Consenting Non-U.S. Holders
     If the Deemed Exchange does not qualify as a tax-free reorganization, a non-U.S. holder generally would not be subject to U.S. federal income taxation on income (if any) recognized in connection with the Deemed Exchange of the “old” Debentures for the “new” Debentures unless income in respect of the “old” Debentures is treated as effectively connected to the conduct of a trade or business by the non-U.S. holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) or, in the case of a non-resident alien individual non-U.S. holder, the holder is present in the United States for 183 days or more in the year of the Deemed Exchange and certain other conditions are met. In such case, the U.S. federal income tax consequences to such non-U.S. holder would be the same as those applicable to U.S. holders described above.
     Each Holder should consult its own tax advisor with regard to the Proposed Amendments described in this Supplement and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

BEARINGPOINT, INC.
SOLICITATION OF CONSENTS TO
AMENDMENTS TO INDENTURE AND WAIVER OF DEFAULTS
     In order to give the Consents, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.
The Solicitation Agent for the Solicitation is:
Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attn: Liability Management Group
Toll-free: (800) 558-3745
Collect: (212) 723-6106
The Information Agent for the Solicitation is:
Global Bondholder Services Corporation
65 Broadway — Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free: (866) 857-2200
By Facsimile:
(For Eligible Institutions only):
(212) 430-3775
Confirmation:
(212) 430-3774

By Mail 65 Broadway — Suite 723 New York, NY 10006	By Overnight Courier 65 Broadway — Suite 723 New York, NY 10006	By Hand 65 Broadway — Suite 723 New York, NY 10006